Exhibit 99.1
Contacts: Paul Arling (UEI) 714.918.9500
Becky Herrick (LHA IR) 415.433.3777

UNIVERSAL ELECTRONICS REPORTS FOURTH QUARTER AND YEAR-END 2014 FINANCIAL RESULTS

- Increased Q4 2014 Net Income 29% Compared to Q4 2013 -
- Grew Full Year 2014 Net Income 27% Compared to Full Year 2013 -
- Increased Cash and Cash Equivalents to $112.5 Million at December 31, 2014 -
SANTA ANA, CA – February 19, 2015– Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and twelve months ended December 31, 2014.
Paul Arling, UEI's Chairman and CEO, stated: “Our fourth quarter financial results reflect the strong performance across our entire business and closes out the most successful year in our history. Our innovative products and technologies continue to be adopted by industry-leading companies around the world. In subscription broadcasting, customers including Comcast, Cox, Charter, Cablevision and AT&T all introduced new products into the market featuring UEI solutions. We also gained traction with our embedded software solutions for smart devices as our technology was included in a breadth of products including TVs, set-top boxes, game consoles, smartphones and tablets.
“At the International Consumer Electronics Show in January, we demonstrated the next step in smart device integration as we introduced QuickSet 3.0 with Control Plus. This innovation enables the automation of set up for all home entertainment control devices and complete integration with compatible second screen apps. This latest innovation gets us even closer to the day where home entertainment control is completely automated and intuitive. Our solutions re-define exactly what a “remote control” is and what a remote control is able to do – a competitive differentiator that we believe will ensure our leadership position in the industry for years to come,” concluded Arling.
Adjusted Pro Forma Financial Results for the Three Months Ended December 31: 2014 Compared to 2013

•	Net sales were $138.4 million, compared to $136.1 million.

•	Business Category revenue was $120.7 million, compared to $117.2 million. The Business Category contributed 87.2% of total net sales, compared to 86.1%.

•	Consumer Category revenue was $17.7 million, compared to $18.9 million. The Consumer Category contributed 12.8% of total net sales, compared to 13.9%.

•	Gross margins were 30.3%, compared to 30.0%.

•	Operating expenses were $29.1 million in both periods.

•	Operating income was $12.8 million, compared to $11.8 million.

•	Net income was $11.3 million, or $0.70 per diluted share, compared to $8.8 million, or $0.55 per diluted share.

•	At December 31, 2014, cash and cash equivalents was $112.5 million.
Adjusted Pro Forma Financial Results for the Twelve Months Ended December 31: 2014 Compared to 2013

•	Net sales were $562.3 million, compared to $529.4 million.

•	Gross margins were 29.8%, compared to 28.8%.

•	Operating expenses were $115.3 million, compared to $108.7 million.

•	Operating income was $52.5 million, compared to $43.9 million.

•	Net income was $41.1 million, or $2.55 per diluted share, compared to $32.4 million, or $2.08 per diluted share.

Financial Outlook
For the first quarter of 2015, the company expects net sales to range between $133.0 million and $141.0 million, compared to $129.8 million in the first quarter of 2014. Adjusted pro forma earnings per diluted share for the first quarter of 2015 are expected to range from $0.41 to $0.51, compared to adjusted pro forma earnings per diluted share of $0.40 in the first quarter of 2014. The company continues to expect the long-term financial profile of its business will reflect average annual sales growth of approximately 5% to 10%, and average annual earnings growth of approximately 10% to 20%.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, February 19, 2015 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its fourth quarter and year-end 2014 earnings results, review recent activity and answer questions. To access the call in the U.S. please dial 877-843-0414 and for international calls dial 315-625-3071 approximately 10 minutes prior to the start of the conference. The conference ID is 77974818. The conference call will also be broadcast live over the Internet and available for replay for one year at www.uei.com. In addition, a replay of the call will be available via telephone for two business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 855-859-2056 and internationally, 404-537-3406. Enter access code 77974818.
Use of Non-GAAP Financial Metrics
Non-GAAP gross margins, Non-GAAP operating expenses, and Non-GAAP net income and earnings per share are supplemental measures of the company's performance that are not required by, and are not presented in accordance with GAAP. The Non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Non-GAAP gross profit is defined as gross profit excluding depreciation expense related to the increase in fixed assets from cost to fair market value resulting from acquisitions. Non-GAAP operating expenses are defined as operating expenses excluding amortization of intangibles acquired, employee related restructuring costs, stock-based compensation expense and certain costs incurred for years preceding the acquisition of Enson Assets Limited. Non-GAAP net income is defined as net income from operations excluding the aforementioned items and the related tax effects as well as additional reserves recorded resulting from a tax audit in Hong Kong for years preceding our acquisition of Enson Assets Limited and adjustments to certain deferred tax assets and liabilities resulting from tax law changes. A reconciliation of Non-GAAP financial results to GAAP results is included at the end of this press release.
About Universal Electronics
Founded in 1986, Universal Electronics Inc. (UEI) is the global leader in wireless control technology for the connected home. UEI designs, develops, and delivers innovative solutions that enable consumers to control entertainment devices, digital media, and home systems. The company's broad portfolio of patented technologies and database of infrared control software have been adopted by many Fortune 500 companies in the consumer electronics, subscription broadcast, and computing industries. UEI sells and licenses wireless control products through distributors and retailers under the One For All® brand name. For additional information, visit our website at www.uei.com.
Safe Harbor Statement
This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the benefits anticipated by the company due to the continued strength across its entire business and expansion of its share of the markets it serves, including its subscription broadcast business and smart device channel; the continued innovation of next-generation solutions (such as QuickSet 3.0 with Control Plus) that are accepted by its customers and end users; management's ability to manage its business to achieve its revenue and earnings as guided; and the other factors described in the company's filings with the U.S. Securities and Exchange Commission. The actual results the company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$112,521	$76,174
Accounts receivable, net	97,989	95,408
Inventories, net	97,474	96,309
Prepaid expenses and other current assets	6,856	4,395
Income tax receivable	77	13
Deferred income taxes	5,048	6,167
Total current assets	319,965	278,466
Property, plant, and equipment, net	76,135	75,570
Goodwill	30,739	31,000
Intangible assets, net	24,614	26,963
Deferred income taxes	6,146	6,455
Other assets	5,471	5,279
Total assets	$463,070	$423,733
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,991	$58,498
Line of credit	—	—
Accrued compensation	40,656	38,317
Accrued sales discounts, rebates and royalties	8,097	8,539
Accrued income taxes	4,263	3,032
Deferred income taxes	—	303
Other accrued expenses	13,358	11,229
Total current liabilities	136,365	119,918
Long-term liabilities:
Deferred income taxes	8,456	9,887
Income tax payable	566	606
Other long-term liabilities	2,062	2,052
Total liabilities	147,449	132,463
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 22,909,884 and 22,344,121 shares issued on December 31, 2014 and December 31, 2013, respectively	229	223
Paid-in capital	214,710	199,513
Accumulated other comprehensive income (loss)	(4,446)	2,982
Retained earnings	226,066	193,532
	436,559	396,250
Less cost of common stock in treasury, 7,008,475 and 6,639,497 shares on December 31, 2014 and December 31, 2013, respectively	(120,938)	(104,980)
Total stockholders’ equity	315,621	291,270
Total liabilities and stockholders’ equity	$463,070	$423,733

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net sales	$138,389	$136,134	$562,329	$529,354
Cost of sales	96,708	95,506	395,429	377,892
Gross profit	41,681	40,628	166,900	151,462
Research and development expenses	4,369	3,984	16,975	16,447
Selling, general and administrative expenses	27,481	28,832	108,645	102,861
Operating income	9,831	7,812	41,280	32,154
Interest income (expense), net	32	(9)	11	51
Other income (expense), net	498	(272)	(840)	(3,169)
Income before provision for income taxes	10,361	7,531	40,451	29,036
Provision for income taxes	1,459	1,978	7,917	6,073
Net income	$8,902	$5,553	$32,534	$22,963
Earnings per share:
Basic	$0.56	$0.36	$2.06	$1.51
Diluted	$0.55	$0.35	$2.01	$1.47
Shares used in computing earnings per share:
Basic	15,831	15,602	15,781	15,248
Diluted	16,204	16,011	16,152	15,601

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2014	2013
Cash provided by operating activities:
Net income	$32,534	$22,963
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,244	18,363
Provision for doubtful accounts	249	190
Provision for inventory write-downs	3,473	3,680
Deferred income taxes	(538)	(1,617)
Tax benefit from exercise of stock options and vested restricted stock	—	874
Excess tax benefit from stock-based compensation	—	(1,274)
Shares issued for employee benefit plan	847	747
Stock-based compensation	6,444	5,342
Changes in operating assets and liabilities:
Accounts receivable	(7,966)	(4,509)
Inventories	(8,161)	(15,353)
Prepaid expenses and other assets	(2,803)	(633)
Accounts payable and accrued expenses	19,964	2,285
Accrued income taxes	1,186	(364)
Net cash provided by operating activities	63,473	30,694
Cash used for investing activities:
Acquisition of property, plant, and equipment	(16,566)	(10,355)
Acquisition of intangible assets	(1,853)	(1,319)
Net cash used for investing activities	(18,419)	(11,674)
Cash provided by (used for) financing activities:
Issuance of debt	—	19,500
Payment of debt	—	(19,500)
Proceeds from stock options exercised	8,122	12,371
Treasury stock purchased	(16,168)	(3,607)
Excess tax benefit from stock-based compensation	—	1,274
Net cash provided by (used for) financing activities	(8,046)	10,038
Effect of exchange rate changes on cash	(661)	2,523
Net increase (decrease) in cash and cash equivalents	36,347	31,581
Cash and cash equivalents at beginning of year	76,174	44,593
Cash and cash equivalents at end of period	$112,521	$76,174

Supplemental Cash Flow Information:
Income taxes paid	$7,178	$6,068
Interest paid	$—	$44

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED PRO FORMA FINANCIAL RESULTS
(In thousands, except share-related data)
(Unaudited)

	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$138,389	$—	$138,389	$136,134	$—	$136,134
Cost of sales (1)	96,708	(239)	96,469	95,506	(278)	95,228
Gross profit	41,681	239	41,920	40,628	278	40,906
Research and development expenses (2)	4,369	(62)	4,307	3,984	(60)	3,924
Selling, general and administrative expenses (3)	27,481	(2,715)	24,766	28,832	(3,659)	25,173
Operating income	9,831	3,016	12,847	7,812	3,997	11,809
Interest income (expense), net	32	—	32	(9)	—	(9)
Other income (expense), net	498	—	498	(272)	—	(272)
Income before provision for income taxes	10,361	3,016	13,377	7,531	3,997	11,528
Provision for income taxes (4)	1,459	626	2,085	1,978	771	2,749
Net income	$8,902	$2,390	$11,292	$5,553	$3,226	$8,779
Earnings per share diluted	$0.55	$0.15	$0.70	$0.35	$0.20	$0.55

	Twelve Months Ended December 31, 2014			Twelve Months Ended December 31, 2013
	GAAP	Adjustments	Adjusted Pro Forma	GAAP	Adjustments	Adjusted Pro Forma
Net sales	$562,329	$—	$562,329	$529,354	$—	$529,354
Cost of sales (5)	395,429	(946)	394,483	377,892	(1,109)	376,783
Gross profit	166,900	946	167,846	151,462	1,109	152,571
Research and development expenses (6)	16,975	(323)	16,652	16,447	(226)	16,221
Selling, general and administrative expenses (7)	108,645	(9,949)	98,696	102,861	(10,363)	92,498
Operating income	41,280	11,218	52,498	32,154	11,698	43,852
Interest income (expense), net	11	—	11	51	—	51
Other income (expense), net	(840)	—	(840)	(3,169)	—	(3,169)
Income before provision for income taxes	40,451	11,218	51,669	29,036	11,698	40,734
Provision for income taxes (8)	7,917	2,621	10,538	6,073	2,244	8,317
Net income	$32,534	$8,597	$41,131	$22,963	$9,454	$32,417
Earnings per share diluted	$2.01	$0.53	$2.55	$1.47	$0.61	$2.08

(1)
To reflect depreciation expense of $0.2 million and $0.3 million for the three months ended December 31, 2014 and 2013, respectively, related to the mark-up in fixed assets from cost to fair value as a result of acquisitions.

(2)	To reflect stock-based compensation expense for the three months ended December 31, 2014 and 2013.

(3)
To reflect amortization expense of $0.7 million for each of the three months ended December 31, 2014 and 2013 related to intangible assets acquired as part of acquisitions. In addition, to reflect stock-based compensation expense of $1.5 million and $1.3 million for the three months ended December 31, 2014 and 2013, respectively. Also, to reflect employee related restructuring costs, primarily severance, of $0.4 million and $1.6 million for the three months ended December 31, 2014 and 2013, respectively.

(4)
To reflect the tax effect of the adjustments. In addition, the three months ended December 31, 2014 and 2013 include adjustments of $0.7 million and $0.2 million, respectively, related to the write-off of acquisition-related deferred tax assets resulting from a tax law change in China. Partially offsetting this adjustment for the three months ended December 31, 2014 is an adjustment to net deferred tax assets of $0.6 million resulting from the expiration of a tax holiday at one of our factories in China.

(5)
To reflect depreciation expense of $0.9 million and $1.1 million for the twelve months ended December 31, 2014 and 2013, respectively, related to the mark-up in fixed assets from cost to fair value as a result of acquisitions.

(6)	To reflect stock-based compensation expense for the twelve months ended December 31, 2014 and 2013.

(7)
To reflect amortization expense of $3.0 million for each of the twelve months ended December 31, 2014 and 2013 related to intangible assets acquired as part of acquisitions. In addition, to reflect stock-based compensation expense of $6.1 million and $5.1 million for the twelve months ended December 31, 2014 and 2013, respectively. Also, to reflect employee related restructuring costs, primarily severance, of $0.9 million and $2.0 million for the twelve months ended December 31, 2014 and 2013, respectively. For the twelve months ended December 31, 2013, there were $0.3 million of additional costs incurred relating to the settlement of a software audit for infringements that occurred prior to the acquisition of Enson Assets Limited.

(8)
To reflect the tax effect of the adjustments. In addition, the twelve months ended December 31, 2014 and 2013 include adjustments of $0.7 million and $0.2 million, respectively, related to the write-off of acquisition-related deferred tax assets resulting from a tax law change in China. Partially offsetting this adjustment for the twelve months ended December 31, 2014 is an adjustment to net deferred tax assets of $0.6 million resulting from the expiration of a tax holiday at one of our factories in China. The twelve months ended December 31, 2013 also includes an adjustment of $0.4 million related to additional tax reserves recorded as a result of a tax audit of pre-acquisition periods of an acquired entity.